EXHIBIT 5


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                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019


May 23, 2003

Prime Hospitality Corp.
700 Route 46 East
Fairfield, New Jersey  07004

Re:  Registration Statement on Form S-8
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Dear Sirs:

We have acted as counsel for Prime Hospitality Corp., a Delaware corporation (the "Company"), in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 250,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), to be issued pursuant to the terms of the Company's 1995 Non-Employee Director Stock Option Plan (the "Plan").

In connection therewith, we have participated in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Common Stock to be filed with the Securities and Exchange Commission on or about May 23, 2003, and we are familiar with the corporate proceedings taken to date in connection with the authorization and issuance of the Common Stock.

As counsel for the Company, we have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we have deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we are of the opinion that, with respect to the shares of Common Stock to be originally issued, such shares, when duly sold, issued and paid for in accordance with the terms of the Plan, will be duly authorized and validly issued and will be fully paid and nonassessable.

No person or entity other than you may rely or claim reliance upon this opinion. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Willkie Farr & Gallagher